UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

       Date of Report (Date of earliest event reported): September 9, 2003


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
----------------------                 ----------------        --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)

Item 3. Bankruptcy or Receivership.

     On September 9, 2003, the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court") confirmed the sixth amended joint plan of reorganization (the "Plan") of Conseco, Inc., an Indiana corporation ("Old Conseco").

     On September 10, 2003, under the terms of the Plan, Conseco, Inc., a Delaware corporation and successor to Old Conseco (the "Company"), emerged with a new capital structure consisting of: (1) a $1.3 billion secured bank facility;
(2) new convertible preferred stock with an aggregate liquidation preference of approximately $860 million; (3) new warrants to purchase 6 million shares of common stock at an exercise price of $27.60 per share; and (4) approximately 100 million shares of new common stock. On September 15, 2003, the Company issued these securities pursuant to the terms of the Plan.

     The new common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "CNO," and the new warrants are listed on the NYSE under the symbol "CNO WS." The new convertible preferred stock is trading in the over the counter market under the symbol "CNSJP." The Company intends to submit a supplemental listing application to list the preferred stock on the NYSE as soon as the new preferred stock is held by at least 100 holders (one of the conditions for listing the security on the NYSE), and currently expects to receive approval for listing once this condition is satisfied and the supplemental application is approved. Old Conseco's common stock (OTCBB:CNCEQ) and all of its other securities have been cancelled.

     Under the terms of the Plan, the new convertible preferred stock is being distributed to the prepetition lenders, the new warrants are being distributed to the holders of the Trust Preferred Securities commonly known as "TOPrS," and the new common stock is being distributed to the holders of the following prepetition claims: (1) bonds, which were separately classified as the Exchange Note Claims (those who had exchanged their bonds in 2002) and the Original Note Claims (those who had not); (2) general unsecured claims against Conseco, Inc.;
(3) general unsecured claims against CIHC, Incorporated (CIHC); and (4) TOPrS. The initial distribution of approximately 98 million shares of new common stock is being made as follows:

o Exchange Note Claims are receiving approximately 60.6 million shares, which corresponds to a projected recovery of approximately 72%.

o Original Note Claims are receiving approximately 32.3 million shares, which corresponds to a projected recovery of approximately 42%.

o Conseco General Unsecured Claims are receiving approximately 1 million shares, which corresponds to a projected recovery of approximately 22%.

o CIHC General Unsecured Claims are receiving approximately 1.9 million shares, which corresponds to a projected recovery of approximately 100%.

o TOPrS are receiving 1.5 million shares, which corresponds to a projected recovery of approximately 1.27% (excluding the new Conseco warrants and other collection rights).

     In each case, the projected recoveries are based on an estimated value of the common stock of $16.40 per share for purposes of the plan. The initial distributions represent approximately 98% of all new common stock to be distributed under the Plan. The Company may make additional distributions to holders of prepetition bonds and/or general unsecured claims on account of disputed claims. Under the Plan, there will be only one distribution of new common stock to holders of the TOPrS.

     A copy of the Plan is attached hereto as Exhibit 2.2. Pursuant to the Plan, the Company adopted an Amended and Restated Certificate of Incorporation, Amended and Restated By-laws and a Certificate of Designations with respect to the new convertible preferred stock. It also entered into a Warrant Agreement, Credit Agreement, Common Stock Registration Rights Agreement and Preferred Stock Registration Rights Agreement. Copies of each of these documents and agreements are filed as exhibits to this Current Report on Form 8-K. A copy of the final confirmation order is attached hereto as Exhibit 2.3. Related exhibits and court filings can be obtained at www.bmccorp.net/conseco.

     The most recent unaudited consolidated balance sheet of the Company is included in Old Conseco's Quarterly Report on Form 10-Q for the period ended June 30, 2003, which is incorporated herein by reference.

     The Company adopted "fresh-start" reporting as of its emergence from Chapter 11, in accordance with Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". These rules require the Company to revalue its assets and liabilities to current estimated fair value, re-establish shareholders' equity at the reorganization value determined in connection with the Plan, and record any portion of the reorganization value which cannot be attributed to specific tangible or identified intangible assets as goodwill. The adoption of fresh start accounting will have a material effect on the Company's financial statements. As a result, the Company's financial statements published for periods following September 9, 2003, will not be comparable with those of Old Conseco prepared before that date.

Item 5.  Other Events.

     Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's common stock, par value $0.01 per share ("Common Stock"), is deemed registered under Section 12(g) of the Exchange Act. The Common Stock has also been registered under Section 12(b) of the Exchange Act in order to facilitate listing on the NYSE.


Item 7. Financial Statements and Exhibits.

     (c) Exhibits

     2.2 Sixth Amended Joint Plan of Reorganization of Conseco, Inc. and its affiliated Debtors dated September 9, 2003.

     2.3 Order Confirming Reorganizing Debtors' Sixth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code dated September 9, 2003.

     3.1      Amended and Restated Certificate of Incorporation of the Company.

     3.2      Amended and Restated By-Laws of the Company.

     4.1 Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Class A Senior Cumulative Convertible Exchangeable Preferred Stock and Qualifications, Limitations and
              Restrictions Thereof.

     4.2 Warrant Agreement between the Company and Wachovia Bank, N.A., as Warrant Agent.

    10.1 Credit Agreement dated as of September 10, 2003 among Conseco, Inc., Bank of America, N.A., as Agent, and other financial institutions.

    10.2      Common Stock Registration Rights Agreement.

    10.3      Preferred Stock Registration Rights Agreement.

    99.1      Press release dated September 9, 2003.

    99.2      Press release dated September 10, 2003.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

September 15, 2003
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer